UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	December 31, 2008

REGAL-BELOIT CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

200 State Street, Beloit, Wisconsin 53511-6254
(Address of principal executive offices, including zip code)
(608) 364-8800
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        The Regal-Beloit Corporation (the “Company”) maintains the Regal Beloit Corporation Target (Supplemental) Retirement Plan (the “Supplemental Plan”) which provides supplemental retirement benefits to certain employees, including named executive officers, in excess of the benefits that may be provided to them under the Company’s qualified retirement plans. The retirement benefit provided under the Supplemental Plan is an amount equal to 2.0% of the participant’s final average compensation, multiplied by his or her years of service (up to a maximum of 30) as of his or her retirement date, but reduced by the participant’s Social Security retirement benefit and “other retirement plan benefits.” The “other retirement plan benefits” include amounts allocated to a hypothetical account maintained for the participant to which is credited the same rate of employer contributions made under the Company’s 401(k) plan, as increased for earnings. Currently, the employer contributions allocated to a participant’s hypothetical account each year is the sum of a Company matching contribution equal to 1.5% of a participant’s salary plus a Company base contribution equal to 2% of a participant’s salary.

        Effective January 1, 2009, the Company amended its 401(k) plan to change the rate of employer contributions made to that plan. The Supplemental Plan is likewise amended effective January 1, 2009, so that the rate of allocations made to the participant’s hypothetical account under the Supplemental Plan is the same as the rate of employer contributions made to the 401(k) plan. Accordingly, the Supplemental Plan is amended so that the allocations made to a participant’s hypothetical account each year, beginning with 2009, is the sum of a Company matching contribution equal to 3.5% of a participant’s salary plus, if applicable, a Company base contribution equal to 2% or 1% of the participant’s salary (as specified for the participant under the 401(k) plan).

        The Company also has in effect a deferral program (the “Deferral Program”) under the Company’s 1991 Flexible Stock Incentive Plan (the “1991 Plan”) that allowed employees, prior to January 1, 2005, to elect to defer the delivery of stock that would have otherwise been issued upon their exercise of a stock option granted under the 1991 Plan until a future date, including termination of employment. Deferral elections are no longer available under the Deferral Program and the only remaining deferral under the Deferral Program is a 2001 deferral by Mr. Henry Knueppel of 83,821 shares of the Company’s common stock that would otherwise have been issued upon exercise of a stock option granted to him under the 1991 Plan. The Company and Mr. Knueppel have agreed to take action to terminate the Deferral Program and to deliver the remaining delayed delivery shares to Mr. Knueppel on February 10, 2009.

        The description of the amendments to the Supplemental Plan set forth above is qualified by reference to the Supplemental Plan, as amended, as filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(10.1)	Regal Beloit Corporation Target (Supplemental) Retirement Plan, as amended and restated.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL-BELOIT CORPORATION
Date: January 6, 2009	By: /s/ Paul J. Jones
Paul J. Jones
Vice President, General Counsel and Secretary

REGAL-BELOIT CORPORATION

Exhibit Index to Current Report on Form 8-K
Dated December 31, 2008

Exhibit
Number

(10.1)	Regal Beloit Corporation Target (Supplemental) Retirement Plan, as amended and restated.